ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP gross margin	$150,928	$143,467	$131,539	$573,625	$601,319
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
Share-based compensation expense	1,301	1,136	1,329	5,889	8,052
Non-GAAP gross margin	$154,434	$153,541	$143,496	$589,143	$619,999

GAAP research and development expense	$64,625	$66,790	$58,872	$267,085	$251,519
Share-based compensation expense	(4,804)	(3,100)	(5,257)	(15,529)	(22,825)
French building underutilization and other	(766)	—	—	(766)	—
Non-GAAP research and development expense	$59,055	$63,690	$53,615	$250,790	$228,694

GAAP selling, general and administrative expense	$61,298	$55,793	$66,376	$239,580	$275,257
Share-based compensation expense	(9,382)	(3,858)	(9,818)	(24,404)	(41,565)
French building underutilization and other	(179)	—	—	(179)	—
Non-GAAP selling, general and administrative expense	$51,737	$51,935	$56,558	$214,997	$233,692

GAAP income (loss) from operations	$26,767	$11,050	$(13,186)	$(5,170)	$47,363
Share-based compensation expense	15,486	8,094	16,404	45,822	72,442
Acquisition-related (credits) charges	(165)	1,685	1,946	5,534	7,388
Restructuring (credits) charges	(1,519)	8,149	11,036	50,026	23,986
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
(Recovery) impairment of receivables from foundry suppliers	(78)	—	6,495	(600)	6,495
Credit from reserved grant income	—	—	—	—	(10,689)
French building underutilization and other	945	—	—	945	—
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Non-GAAP income from operations	$43,641	$37,916	$33,323	$123,356	$157,613

GAAP (provision for) benefit from income taxes	$(23,186)	$(7,038)	$2,192	$(21,542)	$(11,793)
Adjustments for cash tax and other tax settlements	(22,257)	(5,449)	4,790	(16,428)	(4,410)
Non-GAAP provision for income taxes	$(929)	$(1,589)	$(2,598)	$(5,114)	$(7,383)

GAAP net income (loss)	$4,512	$5,426	$(12,332)	$(24,753)	$30,445
Share-based compensation expense	15,486	8,094	16,404	45,822	72,442
Acquisition-related (credits) charges	(165)	1,685	1,946	5,534	7,388
Restructuring (credits) charges	(1,519)	8,149	11,036	50,026	23,986
Loss from manufacturing facility damage and shutdown	2,205	—	—	2,205	—
Loss related to foundry arrangements	—	8,938	10,628	7,424	10,628
(Recovery) impairment of receivables from foundry suppliers	(78)	—	6,495	(600)	6,495
Credit from reserved grant income	—	—	—	—	(10,689)
French building underutilization and other	945	—	—	945	—
Gain on sale of assets	—	—	—	(4,430)	—
Settlement charges	—	—	—	21,600	—
Tax adjustments	22,257	5,449	(4,790)	16,428	4,410
Non-GAAP net income	$43,643	$37,741	$29,387	$120,201	$145,105

GAAP net income (loss) per share - diluted	$0.01	$0.01	$(0.03)	$(0.06)	$0.07
Share-based compensation expense	0.03	0.02	0.04	0.10	0.16
Acquisition-related (credits) charges	—	0.01	0.01	0.01	0.02
Restructuring (credits) charges	—	0.02	0.02	0.11	0.05
Loss from manufacturing facility damage and shutdown	0.01	—	—	0.01	—
Loss related to foundry arrangements	—	0.02	0.02	0.02	0.02
(Recovery) impairment of receivables from foundry suppliers	—	—	0.01	—	0.01
Credit from reserved grant income	—	—	—	—	(0.02)
Gain on sale of assets	—	—	—	(0.01)	—
Settlement charges	—	—	—	0.05	—
Tax adjustments	0.05	0.01	—	0.04	0.01
Non-GAAP net income per share - diluted	$0.10	$0.09	$0.07	$0.27	$0.32

GAAP diluted shares	428,008	429,639	429,312	427,460	437,582
Adjusted dilutive stock awards - non-GAAP	9,503	9,207	14,669	11,841	9,764
Non-GAAP diluted shares	437,511	438,846	443,981	439,301	447,346